UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 20, 2014

Date of Report

(Date of earliest event reported)

WSFS Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 14, 2014, WSFS Financial Corporation (the “Corporation”) adopted changes to a number of its policies and procedures. Among other changes, the Corporation adopted a policy pursuant to which future awards of options and restricted shares would have a minimum vesting period of four years and a policy pursuant to which the Corporation will not engage in any cash buyout or repricing of option awards or stock appreciation rights awards. WSFS also adopted changes to the Corporation’s insider trading policy that prohibit Corporation insiders from hedging Corporation stock and place restrictions on the pledging of Corporation stock by Corporation insiders. These changes are intended to memorialize current practices and to align certain of the Corporation’s corporate governance policies and procedures with best practices.

Complementing the foregoing policy changes approved by the Executive Committee, on November 20, 2014, the Board of Directors approved amendments to the Corporation’s Bylaws. The amendments reorganize the Bylaws and include changes that were intended to take advantage of technological, statutory and case law developments that have arisen over the past several years. Two of the more significant changes to the Bylaws are described below.

Exclusive Forum Selection Provision

The Board approved a new exclusive forum selection provision. This provision, included in Article IX of the Amended and Restated Bylaws, provides that the Court of Chancery or federal court located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Rationale for the Exclusive Forum Selection Provision

Litigation in states outside of Delaware involving questions of Delaware law is proliferating. For example, according to a study that was published by the Conference Board in January 2014, 93% of merger and acquisition transactions valued at $100 million or more were litigated in 2012, with an average of nearly 5 lawsuits brought per transaction. Among these transactions, 65% of the transactions that involved targets that were incorporated in Delaware were subject to litigation in jurisdictions other than Delaware. Similar litigation has been brought against Delaware corporations in the context of many other issues arising under

Delaware law, including the approval of equity compensation plans, payments under severance agreements and related matters, hiring and termination decisions, responses to business challenges, the adoption of takeover defenses, and a variety of other matters. The exclusive forum selection provision is designed to save the Corporation and its stockholders from the increased expense of defending against duplicative litigation brought in multiple and distant courts, and from the risk of unexpected or inconsistent outcomes, and also to provide for claims involving Delaware law to be decided by Delaware courts.

The Delaware Court of Chancery is widely regarded as the preeminent court for the determination of disputes involving a corporation’s internal affairs in terms of precedent, experience and focus. The Court’s considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware’s corporate law. In the Court of Chancery, corporate cases are heard by judges, without juries, who have many years of experience with corporate issues. The Court of Chancery has developed streamlined procedures and processes that help provide relatively quick decisions for litigating parties. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties. Traditionally, this has meant that the Delaware courts are able in most cases to process corporate litigation relatively quickly and effectively. By comparison, many states do not have a specialized judiciary for matters relating to corporate issues. Having the Court of Chancery as the exclusive forum for internal corporate affairs litigation would thus reduce the risks that the Corporation could be forced to waste resources defending against duplicative suits and that the outcome of cases in multiple jurisdictions could be inconsistent, even though each forum purports to follow Delaware law.

Although the Board of Directors believes that the designation of the Delaware Court of Chancery as the exclusive forum for internal corporate affairs litigation serves the best interests of the Corporation and its stockholders as a whole, the Board of Directors also believes that the Corporation should retain the ability to consent to an alternative forum on a case-by-case basis. Specifically, where the Board of Directors determines that the Corporation’s interests and those of its stockholders are best served by permitting a dispute to proceed in a forum other than the Delaware Court of Chancery, the proposed bylaw permits the Corporation to consent to the selection of such alternative forum. The Board of Directors believes that its stockholders will benefit from having internal corporate affairs litigation in the Delaware Court of Chancery. Although some plaintiffs might prefer to litigate such matters in a forum outside of Delaware because they perceive another court as more convenient or more favorable to their claims (among other reasons), the Board of Directors believes that the substantial benefits to the Corporation and its stockholders as a whole from designating the Delaware Court of Chancery as the exclusive forum for internal corporate affairs litigation disputes outweigh these concerns. The exclusive forum selection provision does not apply to suits by or against the Corporation, or its directors, officers and employees, that involve strictly external affairs.

The Corporation’s Connections to Delaware

Delaware is the forum with the strongest nexus to the Corporation. The Corporation is a Delaware corporation and has always maintained its headquarters and principal place of business in Delaware. The Corporation’s primary subsidiary, Wilmington Savings Fund Society, FSB, is the largest independent bank based in Delaware and has been an integral part of the lives of Delawareans since its founding in 1832. A predominance of The Corporation’s management, the majority of its employees, as well as virtually all corporate records relevant to matters to which this Bylaw is applicable, are located in Wilmington, Delaware. This also means that the Corporation, its subsidiaries and employees pay significant taxes to Delaware state and local municipal authorities. Very few public companies, including companies that have adopted similar exclusive forum provisions, have connections to Delaware that are as strong as the Corporation’s connections.

Shareholder Engagement Regarding the Corporation’s Exclusive Forum Selection Provision

The Corporation pursued discussions with five institutional investors concerning the exclusive forum selection provision. All were either supportive or neutral on the issue with respect to the Corporation.

Accordingly, the Corporation’s Board of Directors approved the proposed exclusive forum Bylaw.

Advance Notice Provisions for Director Nominations and Stockholder Proposals

Article VI of the Amended and Restated Bylaws will require more comprehensive information from any stockholder that proposes to nominate a director or make a proposal from the floor of the Corporation’s Annual Meeting of stockholders. Article VI will also require more extensive information regarding nominees to the Board of Directors.

These revisions are designed to uncover undisclosed relationships, interests or potential biases that could affect how the Corporation and/or its stockholders may understand or react to a proposal or nomination. The Amended and Restated Bylaws do not change the advance notice timing parameters for stockholder proposals or nominations, although they add provisions to address timing in the context of delayed or special meetings.

Based on the newly adopted advance notice provisions, Corporation stockholders that intend to make nominations to the Board of Directors or propose a matter from the floor of the Annual Meeting in 2015 are required to submit their nominations or floor proposal no earlier than November 24, 2014 and no later than December 24, 2014.

The foregoing summary is not, nor is it intended to be, a complete or comprehensive summary of all of the changes to the Corporation’s Bylaws, and it is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is being filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit Number	Description

3.1	Bylaws of WSFS Financial Corporation, as amended and restated November 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: November 21, 2014	By:	/s/ Stephen A. Fowle
Stephen A. Fowle
Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Bylaws of WSFS Financial Corporation, as amended as restated November 20, 2014.